SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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American Shared Hospital Services
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN SHARED HOSPITAL SERVICES
Two Embarcadero Center, Suite 410
San Francisco, California 94111

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
To be held on June 26, 2020

TO THE SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES:

        NOTICE IS HEREBY GIVEN that, pursuant to a call of the Board of the Directors (the “Board”), the 2020 Annual Meeting of Shareholders (the “Meeting”) of American Shared Hospital Services, a California corporation (the “Company”), will be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Friday, June 26, 2020 to consider and to act upon the following matters, all as set forth in the Proxy Statement.

1.ELECTION OF DIRECTORS. To elect the following six nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified:

Ernest A. Bates, M.D.
Daniel G. Kelly, Jr.
David A. Larson, M.D., PhD
Sandra A.J. Lawrence
S. Mert Ozyurek
Raymond C. Stachowiak

2.ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this the Proxy Statement.

3.RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2020.

4.OTHER BUSINESS. To transact such other business and to consider and take action upon any and all matters that may properly come before the Meeting and any and all adjournments thereof.

The Board knows of no matters, other than those set forth in paragraphs (1), (2) and (3) above, that will be presented for consideration at the Meeting.
The Board has fixed the close of business on April 28, 2020 as the record date (“Record Date”) for the determination of shareholders entitled to vote at the Meeting.

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WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, IF YOU ATTEND THE MEETING. IN ORDER TO FACILITATE THE PROVISION OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON.
It is anticipated that the Proxy Statement and the form of proxy will first be sent to shareholders on or about May 15, 2020.
By Order of the Board
/s/Willie R. Barnes
Willie R. Barnes
Corporate Secretary

Dated: April 29, 2020
San Francisco, California

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Important Notice Regarding the Availability of Proxy Materials for Shareholder Meeting to Be Held on Friday, June 26, 2020 at 9:00 a.m. Pacific Daylight Time

The Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at www.ashs.com.

AMERICAN SHARED HOSPITAL SERVICES
Two Embarcadero Center, Suite 410
San Francisco, California 94111
__________________

PROXY STATEMENT
2020 ANNUAL MEETING OF SHAREHOLDERS
June 26, 2020
__________________

INTRODUCTION

This Proxy Statement is being furnished to shareholders of American Shared Hospital Services, a California corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2020 Annual Meeting of Shareholders scheduled to be held at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, CA 94111 at 9:00 a.m. Pacific Daylight Time on Friday, June 26, 2020 and at any adjournments or postponement thereof (the “Meeting” or “Annual Meeting”). It is anticipated that this Proxy Statement and the proxy will first be sent to shareholders on or about May 15, 2020.
The matters to be considered and voted upon at the Meeting will be:
1.To elect six nominees to the Board to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

2.To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement.

3.To ratify the appointment of Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2020.

4.To transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

Only shareholders of record at the close of business on April 28, 2020 (the “Record Date”) are entitled to notice of and to vote at the Meeting.

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We intend to hold the Meeting in person. In response to the ongoing COVID-19 pandemic and related recommendations, protocols and “shelter-at-home” orders issued by federal, state and local authorities, we are considering the possibility that the Meeting may be held by means of remote communication such as a virtual-only meeting. We are actively monitoring the public health and travel concerns related to the ongoing COVID-19 pandemic in order to determine whether it is not possible or advisable to hold the Meeting at the time, date and place as originally planned. If we determine it is necessary or appropriate to hold the Meeting solely by means of remote communication or by adjourning or postponing the Meeting, we will announce the decision to do so in advance and announce alternative arrangements for the Meeting as promptly as possible. Any such change, including details on how to participate in a remote Meeting, would be announced in advance via press release, a copy of which would be filed with the SEC as additional proxy solicitation materials and posted on our website at www.ashs.com/investors/press-releases. As always, we encourage you to vote your shares prior to the Meeting.
Revocability of Proxies
A proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such proxy may revoke it at any time prior to the final vote at the Meeting by filing with our Corporate Secretary either written instructions revoking such proxy or a duly executed proxy bearing a later date. Written notice of the death of the person executing a proxy, before the vote is counted, is tantamount to revocation of such proxy. A proxy may also be revoked by attending the Meeting and voting in person.
Solicitation of Proxies
This proxy solicitation is being made by the Board of the Company. The expense of the solicitation will be paid by the Company. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers and employees of the Company for shares of the Company’s common stock (the “Common Shares”). The Company will request that banks, brokers and other fiduciaries solicit their customers who beneficially own Common Shares listed of record in names of nominees and, although there is no formal arrangement to do so, the Company will reimburse such persons for the reasonable expenses of such solicitation. In addition, the Company may engage a third party such as a proxy solicitor in connection with the solicitation of proxies if the Board determines that this is advisable. The Company has engaged Laurel Hill Advisory to assist in the solicitation of proxies for the Meeting and has agreed to pay $4,500 for its proxy solicitation services.
Outstanding Securities
The Board has fixed April 28, 2020 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were 5,687,811 Common Shares issued and outstanding. The Common Shares are the only class of securities entitled to vote at the Meeting.
Voting Procedures
Each holder of Common Shares will be entitled to one vote, in person or by proxy, for each share standing in its name on the books of the Company as of the Record Date for the Meeting on each of the matters duly presented for a vote at the Meeting, except as indicated below in connection with the election of directors.

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In connection with the election of directors, shares are permitted to be voted cumulatively, if (i) a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of such shareholder’s intention to vote its shares cumulatively and (ii) the names of the candidates for whom such shareholder desires to cumulate votes have been placed in nomination prior to the voting. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Cumulative voting allows a shareholder to give one nominee as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder or to distribute the same number of votes between two or more nominees. Discretionary authority to cumulate votes is hereby solicited by the Board.
In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Ernest A. Bates, M.D. and Craig K. Tagawa as proxies. Common Shares represented by properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, the Common Shares represented by any properly executed proxy will be voted FOR (1) the election of each of the six nominees for the Board named in the Proxy Statement, (2) the approval, on an advisory basis, of the Company’s executive compensation and (3) the ratification of the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm.
The Board is not aware of any matters that will come before the Meeting other than as described above. However, if such matters are presented, the named proxies will, in the absence of instructions to the contrary, vote such proxies in accordance with the judgment of such named proxies with respect to any such other matter properly coming before the Meeting.
All outstanding shares of the Company’s common stock represented by properly executed and unrevoked proxies received in time for the Meeting will be voted. A shareholder has the following voting options for the three proposals discussed herein:
1.A shareholder may, with respect to the election of directors, (i) vote for the election of all six director nominees named herein as directors, (ii) withhold authority to vote for all such director nominees or (iii) vote for the election of all such director nominees other than any nominee(s) with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected.

2.A shareholder may, with respect to the advisory vote on executive compensation, (i) vote for, or approve on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, (ii) vote against, or disapprove on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, or (iii) abstain.

3.A shareholder may, with respect to the proposal to ratify the appointment of Moss Adam LLP as the Company’s Independent Registered Public Accounting Firm, (i) vote for the ratification, (ii) vote against the ratification, or (iii) abstain.

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A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote Common Shares held in street name on certain matters in the absence of instructions from the beneficial owner of the Common Shares. The shares subject to any such proxy which are not being voted with respect to a particular matter (the “non-voted shares”) will be considered shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. Abstentions are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present.
The rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at shareholder meetings are routine or non-routine matter. If a proposal is routine, a broker or other entity holding shares for a beneficial owner in street name may vote for the proposal without receiving voting instructions from the beneficial owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the beneficial owner does not provide any voting instructions.
Under the NYSE rules, the election of directors in an uncontested election (Proposal 1) and the advisory vote on the compensation of our named executive officers (Proposal 2) are considered non-routine items. This means that brokers who do not receive voting instructions from their clients as to how to vote their clients’ shares for these proposals cannot exercise their discretionary authority to vote these clients’ shares for these proposals, in which case a broker non-vote will occur. Therefore, it is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board. The approval of the ratification of appointment of Independent Registered Accounting Firm (Proposal 3) is considered a “routine” matter under NYSE rules and therefore we do not expect any broker non-vote will occur.
Votes Required to Approve Each Proposal
A majority of the Common Shares entitled to vote on the Record Date must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business.
Proposal 1: In the election of directors, the six nominees receiving the highest number of votes will be elected directors of the Company.
Proposal 2: The compensation of our named executive officers will be approved, on an advisory basis, by the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum). The outcome of the advisory vote on our executive compensation will not be binding on the Board. However, the Board, in the exercise of its fiduciary duties, will consider the outcome of the advisory votes in determining how to proceed following such votes.
Proposal 3: The approval of the proposal to ratify the appointment of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm requires the affirmative vote of majority of the shares represented and voting (which shares voting affirmatively also constitute at least a majority of the required quorum).

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Provided that the quorum requirement is satisfied, (i) broker non-votes will have no effect on the outcome of the election of directors, (ii) abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the shares represented and voting for Proposals 2 and 3. However, approval of these proposals also require the affirmative vote of a majority of the shares necessary to constitute a quorum, and therefore abstentions and broker non-votes could prevent the approval of these proposals because they do not count as affirmative votes, provided that no broker non-votes are expected for Proposal 3 on the ratification of the appointment of the Company’s Independent Registered Public Accounting Firm.
The Inspector of Elections appointed by the Board will determine the number of Common Shares represented in person or by proxy at the Meeting, whether a quorum exists, and the authenticity, validity and effect of proxies and will receive and count the votes. The election of directors will not be by ballot unless a shareholder demands election by ballot at the Meeting before the voting begins.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors

The Company’s current Amended and Restated Bylaws provide that there shall be no less than five nor more than nine directors. The number of directors currently is fixed at six. Each of the directors is standing for re-election. There are currently no vacancies on the Board.
Board Leadership Structure
For many years our founder, Ernest A. Bates, M.D., served as both Chairman and Chief Executive Officer of the Company. The Board believes that Dr. Bates’ intimate knowledge of the Company’s business and customers, and his significant ownership of our Common Shares, closely align him with the interests of all of our constituencies and position him well to lead the Board, which in turn determines the Company’s overall direction. Since the Chairman and Chief Executive Officer positions have been held by the same person, the Board elected an independent, non-management director as Lead Director to coordinate the activities of the other non-management directors and preside at their meetings. Daniel G. Kelly, Jr. currently serves as Lead Director. Effective on May 4, 2020, Dr. Bates will retire as President and Chief Executive Officer of the Company but will continue to serve as Executive Chairman. Raymond C. Stachowiak, a current director of the Board, has been appointed as the Company’s Interim President and Chief Executive Officer, effective May 4, 2020. Accordingly, commencing on May 4, 2020, the positions of Chairman and Chief Executive Officer of the Company will be separated. The Board believes that such separation will continue to provide effective and independent leadership structure in light of Dr. Bates’ retirement. In addition, Mr. Kelly is expected to continue to serve as the Lead Director. The Board intends to assess the characteristics and attributes of its leadership structure from time to time and make changes as it deems appropriate.
Board’s Role in Risk Oversight
Management, which is responsible for day-to-day risk management, continually monitors the material risks facing the Company, including strategic risks, operational risks, financial risks and legal and compliance risks.  The Board is responsible for exercising oversight of management's identification and management of, and planning for, those risks.  The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their area of focus. The responsibilities of the Board's committees, and the areas of risk that they monitor, are described in detail in their charters. In summary, the Audit Committee oversees the preparation of the Company's financial statements and the hiring and work of its independent auditors to mitigate the risk of non-compliance with the regulations of the SEC governing financial reporting. The Compensation Committee oversees the structure of the Company's executive compensation program and has concluded that the program does not create a material risk that individuals will take excessive risks in order to impact their compensation. The Nominating and Corporate Governance Committee oversees Board organization, membership and structure, director and officer succession planning and corporate governance to promote compliance with the requirements of securities regulators and stock exchanges.  While management has the primary responsibility for identifying, assessing and managing risk, the ability of the Board to oversee management in this area is enhanced by the active participation of Dr. Bates as Executive Chairman.

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Nominees for Directors
The Board is proposing the persons named below for election to the Board. Each of the persons identified below will be nominated for election to serve until the next annual meeting of shareholders and until his successor shall be elected and have qualified. Votes will be cast pursuant to the enclosed proxy in such a way as to effect the election of each of the persons named below or as many of them as possible under applicable voting rules. If a nominee is unable or unwilling to accept nomination for election as a director, it is intended that the proxy holders will vote for the election of such substitute nominee, if any, as shall be designated by the Board. Each of the nominees named below has notified the Board that, if elected, he or she will agree to serve as a director.
Set forth below is certain information regarding each of the nominees.
ERNEST A. BATES, M.D., founder of the Company, has served as Chairman of the Board and Chief Executive Officer since the incorporation of the Company, and will continue such service until his retirement from the position as Chief Executive Officer of the Company on May 4, 2020. Dr. Bates is expected to serve as the Company’s Executive Chairman through December 31, 2020. He is a member of several professional medical societies including several in his specialty. He is an Emeritus member of the Board of Trustees at Johns Hopkins University and the University of Rochester. Dr. Bates is a member of the Board of Overseers at UCSF School of Nursing and a former member of the Board of Trustees at UCSF Foundation and the California Higher Education Business Forum. In 1997, Dr. Bates was appointed by the California Senate to serve as a member of the California High-Speed Rail Authority. Appointed by the Governor, Dr. Bates served as a member of the Board of Governors of California Community Colleges, the District 4 Medical Quality Review Committee, and the Professional Advisory Committee at the University of California Medical Centers where he was appointed by the Speaker of the Assembly. Dr. Bates previously served on the Magistrate Judge Merit Selection Panel. In 2000, Dr. Bates received the prestigious Kjakan Award for his contribution to the spirit of entrepreneurial capitalism. Dr. Bates founded American Shared Hospital Services in 1977. Dr. Bates received his BA from Johns Hopkins University in 1958 and his MD degree from the University of Rochester School of Medicine in 1962. Dr. Bates completed a surgery internship at the Albert Einstein College of Medicine, Bronx Municipal Hospital Center in 1962. He has written chapters in the publication Textbook on Experimental Brain Tumors and Black Related Diseases. Dr. Bates completed his Neurosurgery residence at the University of California Medical Center, San Francisco in 1971. Dr. Bates is the father of Ernest R. Bates, the Company’s Vice President of Sales and Business Development. Dr. Bates is 83 years old.
DANIEL G. KELLY, JR., was elected to the Board in 2016. Mr. Kelly was a partner of Davis Polk & Wardwell LLP, an international law firm, from 1999 to 2015, co-founding its Silicon Valley office in 1999. During his time at Davis Polk, Mr. Kelly had an extensive corporate practice representing companies, private equity funds and financial institutions in a broad array of complex transactions, and also acted as a senior advisor to boards and special committees on numerous sensitive matters. Prior to joining Davis Polk, Mr. Kelly was a senior officer of a major investment banking firm, the chief legal officer of an NYSE-listed corporation and a partner involved in management of two other law firms. Mr. Kelly is a Trustee of Choate Rosemary Hall and is on the Board of Directors of Equality Now, a global organization dedicated to creating a world in which women and girls have the same legal rights as men and boys. Mr. Kelly received his B.A. in History from Yale University and his J.D. from Columbia University School of Law. Mr. Kelly is a member of the Board of Directors of Ares Capital Corporation, a specialty finance company listed on the Nasdaq Global Select Market. Mr. Kelly is 68 years old.

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DAVID A. LARSON, M.D., PhD, FACR, FASTRO, was elected to the Board in 2011. He is professor emeritus of Radiation Oncology at the University of California, San Francisco. He is an internationally recognized authority on brain tumors and on central nervous system and body radiosurgery, intensity modified radiotherapy, and highly conformal radiotherapy. He holds a PhD in High Energy Physics from the University of Chicago and an MD from the University of Miami School of Medicine. He completed his medical internship at the University of California, San Francisco and his radiation oncology residency training at Harvard Medical School, where he also served as attending physician and instructor. Dr. Larson has been a member of the UCSF academic faculty since 1986, leading to joint professorial appointments in the Departments of Radiation Oncology and Neurosurgery. He has authored more than 200 scientific papers, reviews, and book chapters. He was elected by his peers to the presidency of numerous professional societies, including the American Society for Therapeutic Radiology and Oncology (ASTRO), the Northern California Radiation Oncology Society (NCROS), and the International Stereotactic Radiosurgery Society (ISRS). He is a Fellow in the American College of Radiation Oncology (FACRO), the American College of Radiology (FACR), and the American Society for Radiology Oncology (FASTRO). He has been recognized as one of America's top doctors every year since 1991. Dr. Larson is 79 years old. .
SANDRA A.J. LAWRENCE, was appointed to the Board in 2017. She was the Chief Administrative Officer and Executive Vice President of Children’s Mercy Hospitals and Clinics in Kansas City, Missouri from 2016 to 2019 and from 2005 to 2016 served as its Chief Financial Officer and Executive Vice President. Prior to joining Children’s Mercy, Sandra served as CFO and SVP of Midwest Research Institute (MRI), VP of Administration for Gateway, Director of MRI’s Statistics and Economics Center for Regional Development, and President of Stern Brothers Investment Bank. Ms. Lawrence served on the board of directors of Westar Energy, Inc., an electric utility company, from 2004-2018 and now serves on the board of its merged, successor company, Evergy (NYSE: EVRG). Her current civic commitments include serving as Chair of the board of the National Association of Corporate Directors - Heartland Chapter and on the boards of the Hall Family Foundation, the Nelson-Atkins Museum of Art, Women Corporate Directors, Ms. Lawrence received her MBA from Harvard Business School, concentrating in the areas of finance and real estate, a Master’s of Architecture from the Massachusetts Institute of Technology, specializing in civil engineering and urban design, and an A.B. from Vassar College with a major in psychology and an emphasis in statistics. Ms. Lawrence is 62 years old.
SAIM MERT OZYUREK was elected to the Board in 2011.  He is currently the president of Ozyurek A.S., a healthcare company in Turkey, and EKA, LLC, in the United States. After completing military service, he joined Ozyurek A.S., the family business as a sales manager for nine years before being appointed as the vice president.   Mr. Ozyurek is an entrepreneur and an angel investor..  He received a B.A. degree in Mining Engineering at Middle East Technical University in Ankara, Turkey.  Mr. Ozyurek is 46 years old.

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RAYMOND C. STACHOWIAK joined the Board in 2009.  He will serve as our Interim President and Chief Executive Officer effective as of May 4, 2020. Mr. Stachowiak previously served as President and Chief Executive Officer of Shared Imaging, a preferred independent provider of CT, MRI and PET/CT equipment and services, from its inception in December 1991 until his retirement in March 2013. In 2008, Mr. Stachowiak sold 50% of his interest in Shared Imaging to Lubar Equity Fund and remains a 50% owner of Shared Imaging. Mr. Stachowiak is the sole owner of RCS Investments, Inc., and owner-manager of Stachowiak Equity Fund, both of which are private equity funds. He serves on the board of directors of Nano Gas Technologies, Inc. Mr. Stachowiak received a B.S. in Business and an M.B.A. from Indiana University. He is a Certified Public Accountant (inactive), Certified Internal Auditor (inactive) and holds a Certification in Production and Inventory Management.  Mr. Stachowiak is 62 years old.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED.
Meetings of the Board

The Board of the Company held four regular meetings during 2019. Each director attended at least 75% of the aggregate number of meetings of both the Board and of the Committees of the Board on which such director served during the year.
Shareholders may communicate with the Board by writing to: Two Embarcadero Center, Suite 410, San Francisco, CA 94111-4107, Attention: Ernest A. Bates, M.D. We encourage directors to attend our annual meeting and all directors attended the 2019 annual meeting of shareholders in person. All shareholder communications to directors are forwarded to them.

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Committees of the Board and Director Independence
The Company has standing Compensation, Nominating and Corporate Governance and Audit Committees, each of which is described below. The Company is in compliance with The NYSE American Stock Exchange (“NYSE American”) enhanced board and board committee independence requirements. Mr. Kelly, Dr. Larson, Ms. Lawrence, Mr. Ozyurek and Mr. Stachowiak were considered independent directors under the NYSE American rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act Rules”) during 2019. Furthermore, members of each of the standing committees described above satisfy the independence requirements under applicable Exchange Act Rules and NYSE American rules. The only director who was not independent during 2019 under NYSE American rules and the Exchange Act rule was Dr. Bates, who is the Company’s Chief Executive Officer. In addition, effective May 4, 2020, Mr. Stachowiak will assume the role of Interim President and Chief Executive Officer following the retirement of Dr. Bates as the Chief Executive Officer. Each of the Audit, Compensation and Nominating and Corporate Governance Committees has adopted a formal written charter. These charters, as well as our Code of Business Conduct and Ethics and our Corporate Governance Guidelines, are available on our website at www.ashs.com. You may also request a copy of these documents free of charge by writing our Corporate Secretary. We intend to post on our website any amendments to our Code of Business Conduct and Ethics, as well as any waivers for directors or executive officers (including our chief accounting officer and controller and anyone else performing similar functions) within four (4) business days after the date of any amendment or waiver. The information on our website is not part of this proxy statement. The Company’s independent directors meet in executive session at least annually without management and non-independent directors, as required by the NYSE American rules. The Lead Director presides at such meetings.
The Compensation Committee’s functions are to (i) establish compensation arrangements and incentive goals for executive officers, (ii) administer compensation plans, (iii) evaluate the performance of executive officers and award incentive compensation, (iv) adjust compensation arrangements as appropriate based upon performance, and (v) review and monitor management development and succession plans and activities. The Compensation Committee met once in 2019. The Compensation Committee meets on an as needed basis. The Compensation Committee during 2019 consisted of Mr. Kelly and Ms. Lawrence. Mr. Kelly is Chair of the Compensation Committee.
The Compensation Committee is authorized to delegate its authority to a subcommittee when appropriate. It is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees. In 2019, the Compensation Committee did not retain an outside compensation consultant but has retained a consultant in 2020, as disclosed below under “Significant Events Occurring in 2020” under “Compensation Discussion and Analysis.” In particular, the Compensation Committee obtained analysis, advice and guidance from Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, in designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition. In determining or recommending the amount or form of executive officer compensation, the Compensation Committee takes into account the recommendations of its compensation consultant, if retained, as well as information received from the Company’s Chief Executive Officer. In doing so, the Compensation Committee customarily considers the comparative relationship of the recommended compensation to the compensation paid by other similarly situated companies, individual performance, tenure, internal comparability and the achievement of certain other operational and qualitative goals identified in the Company’s strategic plan.

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The purpose of the Nominating and Corporate Governance Committee is to recommend candidates for election to the Board. The Nominating and Corporate Governance Committee met once during 2019. In 2020, the Nominating and Corporate Governance Committee recommended the nominations of Dr. Bates, Mr. Kelly, Dr. Larson, Ms. Lawrence, Mr. Ozyurek, and Mr. Stachowiak for election to the Board. During 2019, Mr. Kelly, Ms. Lawrence, Mr. Ozyurek and Mr. Stachowiak served on the Nominating and Corporate Governance Committee. Mr. Ozyurek is Chair of the Nominating and Corporate Governance Committee.
The purpose of the Audit Committee is to review the financial reporting and internal controls of the Company, to appoint the independent auditors, and to review the reports of such auditors. The Audit Committee during 2019 consisted of Mr. Kelly, Mr. Stachowiak and Ms. Lawrence. Ms. Lawrence is Chair of the Audit Committee. In addition, effective as of May 4, 2020, Mr. Ozyurek will replace Mr. Stachowiak as a member of the Audit Committee as Mr. Stachowiak will commence his service as the Interim President and Chief Executive Officer of the Company. During fiscal 2019 the Audit Committee held four meetings. For further information concerning the Audit Committee, refer to the “Audit Committee Report.” Ms. Lawrence is a “financial expert” and meets the applicable independence requirements of the NYSE American and Rule 10A-3 under the Securities Exchange Act.
Identifying and Evaluating Director Nominees
The Nominating and Corporate Governance Committee uses various methods to identify director nominees. The Nominating and Corporate Governance Committee assesses the appropriate size and composition of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current board members, shareholders, or other sources. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise.
To be eligible for consideration for the Board, any proposed candidate must be ethical, have proven judgment and experience, have professional skills and experience in dealing with complex problems that would be complementary to the needs of the Company, have demonstrated the ability to act independently, be willing to represent the interests of all shareholders and not just those of a particular interest, and be willing and able to devote sufficient time to fulfill the needs of a director of the Company.

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The Nominating and Corporate Governance Committee will consider director candidates submitted by shareholders to: Two Embarcadero Center, Suite 410, San Francisco, CA 94111-4107, Attention: Nominating and Corporate Governance Committee. Such recommendations should be accompanied by (i) evidence of the shareholder’s stock ownership over the last year, (ii) a statement that the shareholder is not a competitor of the Company, (iii) a resume and contact information for the director candidate, as well as a description of the candidate’s qualifications and (iv) a statement as to whether the candidate has expressed interest in serving as a director. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by shareholders as it does for candidates proposed by other parties. The Nominating and Corporate Governance Committee will consider such candidacy and will advise the recommending shareholder of its final decision. A shareholder who wishes to nominate a person for director must provide the nomination in writing to our Corporate Secretary at the Company’s principal offices pursuant to the notice provisions in the Bylaws. Such notice must be received not less than 60 nor more than 90 days prior to the annual meeting or, if less than 70 days’ notice of the date of such meeting has been given, then within 10 business days following the earlier of the first public disclosure of the meeting date or the mailing of the Company’s notice. Any such notice must contain information regarding the nominee and the proponent. Details concerning the nature of such information are available without charge from the Company.
Based on the process described above, the Nominating and Corporate Governance Committee recommended and the Board determined to nominate each of the incumbent directors for re-election at the Meeting. The Nominating and Corporate Governance Committee and the Board concluded that each of the incumbent directors should be nominated for re-election based on the experience, qualifications, attributes and skills identified in the biographical information contained in the “Nominees” section under “Proposal No. 1: Election of Directors.” The Nominating and Corporate Governance Committee and the Board assessed several factors while considering the Company’s longstanding history of providing Gamma Knife and other medical services to hospitals and medical centers in the United States, and its anticipated growth in providing similar services internationally, as well as providing proton beam radiation therapy services in the United States. In particular, the Nominating and Corporate Governance Committee and the Board considered the following specific experiences, qualifications, attributes, skills and other factors:
•The nominees all have extensive experience in leading and guiding business and professional organizations as both executive leaders and board members.
•The nominees’ experiences reflect a range of occupations and industries, which provide diverse viewpoints in guiding the Company. Specifically, this includes financial services (Mr. Kelly, Ms. Lawrence, and Mr. Ozyurek), healthcare (Dr. Bates, Dr. Larson, Ms. Lawrence, Mr. Ozyurek, and Mr. Stachowiak), government and public policy (Dr. Bates, Mr. Kelly, Dr. Larson and Ms. Lawrence), international policy and development (Dr. Bates, Mr. Kelly and Mr. Ozyurek), and business development (Dr. Bates, Mr. Kelly, Ms. Lawrence, Mr. Ozyurek and Mr. Stachowiak).
•The nominees have significant and substantive expertise in several areas that are applicable to the Board and its committees, including finance (Dr. Bates, Mr. Kelly, Ms. Lawrence Mr. Ozyurek, and Mr. Stachowiak), public company accounting and financial reporting (Mr. Kelly and Mr. Stachowiak), strategic planning (all of the nominees), operations management (all of the nominees) and corporate governance (all of the nominees).
•The Board particularly believes that Dr. Bates’ vast experience in the medical community both as a neurosurgeon and as an entrepreneur, as founder, President and Chief Executive Officer of the Company (until May 4, 2020), brings unparalleled expertise to the board in a variety of areas.

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Director Compensation for Fiscal 2019
The following table sets forth information regarding the compensation earned by or awarded to each non-employee director during the 2019 Fiscal Year.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards (4)(5)	Total
Daniel G. Kelly, Jr.	$20,000	$1,515	$3,185	$24,700
David A. Larson, M.D., PhD	$20,000	$1,515	$3,185	$24,700
Sandra A.J. Lawrence	$20,000	$1,515	$3,185	$24,700
S. Mert Ozyurek	$20,000	$1,515	$3,185	$24,700
Raymond C. Stachowiak	$20,000	$1,515	$3,185	$24,700

(1) Consists of the annual retainer fees for service as members of the Company’s Board. Each non-employee director may choose to have the retainer paid in cash, or make an election to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program. Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Stachowiak made an election to defer their entire 2019 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,844 shares of the Company’s common stock, respectively. For further information concerning such deferral election, see the section below entitled “Deferral Election Program for Non-Employee Board Members”.
(2) The dollar amounts reflect the grant date fair value of the restricted stock unit awards covering 500 shares of the Company’s common stock granted to each non-employee director at the 2019 annual meeting under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 and included in the Company’s Annual Report on Form 10-K filed with the SEC on April 3, 2020. For further information concerning the restricted stock unit awards, see the section below entitled “Directors’ Equity Grants.”
(3) As of December 31, 2019 , the following non-employee directors each held restricted stock unit awards covering the following number of shares of the Company’s common stock: Mr. Kelly, 27,199; Dr. Larson, 67,062; Ms. Lawrence, 16,508; Mr. Ozyurek, 500; and Mr. Stachowiak, 69, 217.
(4) The dollar amounts reflect the grant date fair value of stock option awards granted to each non-employee director under the Company’s Incentive Compensation Plan, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2019 and included in the Company’s Annual Report on Form 10-K filed with the SEC on April, 3, 2020. Pursuant to the Automatic Grant Program in effect under the Company’s Incentive Compensation Plan, at the 2019 annual meeting, Mr. Kelly, Dr. Larson, Ms. Lawrence, Messrs. Ozyurek, and Stachowiak each received an option to purchase 2,000 shares of the Company’s common stock, with an exercise price per share of $3.03. For further information concerning the stock option awards granted under the Company’s Incentive Compensation Plan, see the section below entitled “Directors’ Equity Grants.”

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(5) As of December 31, 2019, the following non-employee directors held options to purchase the indicated number of shares of the Company’s common stock granted under the Automatic Grant Program of the Company’s Incentive Compensation Plan: Mr. Kelly, 11,000 shares; Dr. Larson, 21,500 shares; Ms. Lawrence, 9,000 shares; Mr. Ozyurek, 21,500 shares; and Mr. Stachowiak, 21,500 shares. For further information concerning the grant of options to non-employee directors, see the section below entitled “Directors’ Equity Grants.”
Directors’ Annual Retainer Fees
In 2019, each non-employee director earned an annual retainer of $20,000, subject to pro-ration for directors who either join or leave the Board during the year. Each director may choose to have the retainer paid in equal quarterly cash installments, or elect to defer all or part of the retainer by converting it to a restricted stock unit award pursuant to the terms of the Company’s Deferral Election Program, described below. Non-employee directors are reimbursed for the expenses they incur to attend Board meetings. No payment is made for attendance at meetings by any director who is a full time employee of the Company. Effective upon his appointment to serve as the Company’s Interim President and Chief Executive Officer on April 17, 2020, Mr. Stachowiak ceased to be eligible to receive compensation as a non-employee Board member. Instead, he will receive compensation pursuant to the terms of an offer letter entered into between Mr. Stachowiak and the Company, as described in the Company’s Compensation Discussion and Analysis under the heading “Significant Events Occurring in 2020”.
Deferral Election Program for Non-Employee Board Members
Through its Deferral Election Program, the Company provides each non-employee Board member with the opportunity to defer all or a portion of the annual retainer fee he earns for service on the Board and Board committees. Such program allows each non-employee Board member to elect to convert all or a portion of such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan. For each continuing Board member the deferral election must be filed on or before December 31 of the calendar year preceding the calendar year for which the annual retainer fee is earned. For each newly elected Board member, the deferral election must be filed within 30 days from the Board member’s commencement of Board service, and such election will apply to the portion of the retainer fee to be earned for the period of Board service measured from the first calendar quarter following the submission of the election to the Company.
For each continuing non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock as of the first trading date in January of the calendar year in which the election is in effect. For each newly elected non-employee Board member, the number of restricted stock units to be issued as a result of the deferral election is determined by dividing the dollar amount subject to the non-employee director’s election by the closing market price of the Company’s common stock on the first trading date of the first calendar quarter following the submission of the election to the Company. The issuance of the shares of the Company’s common stock that vest under the award is deferred until the Board member’s cessation of Board service.
Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Stachowiak made an election to defer their entire 2019 retainer by converting such fee into a restricted stock unit award under the Company’s Incentive Compensation Plan covering 7,844 shares of the Company’s common stock, respectively.

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Directors’ Equity Grants
Under the Automatic Grant Program of our Incentive Compensation Plan, each individual who first becomes a non-employee director will, at the time of his or her election to the Board, receive an initial equity award including an option grant to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries. The specific number of shares subject to an initial equity award, if any, will be determined by the Compensation Committee of our Board, but will not exceed 10,000 shares for the option component or 3,000 shares for the restricted stock unit component. In addition, under this program, on the date of each annual meeting of shareholders, each individual who will continue to serve as a non-employee director will automatically be granted an annual equity award including an option to purchase a specified number of shares of our common stock and a restricted stock unit award covering an additional number of shares of our common stock, provided such individual has served as a non-employee director for at least six months. The specific number of shares subject to an annual equity award, if any, will be determined by the Compensation Committee, but will not exceed 3,000 shares for the option component or 750 shares for the restricted stock unit component. Each initial equity award will vest in four equal annual installments upon the individual’s completion of each year of service. Each annual equity award will vest in one installment upon the individual’s completion of one year of board service.
On the day of the 2019 annual meeting of shareholders, Mr. Kelly, Dr. Larson, Ms. Lawrence, and Messrs. Ozyurek, and Stachowiak each received an option to purchase 2,000 shares of the Company’s common stock pursuant to the terms of the Automatic Grant Program. The exercise price of these awards was $3.03 per share for all Board members, the closing price of the Company’s common stock on the NYSE American Exchange on the option grant date. Mr. Kelly, Dr. Larson, Ms. Lawrence and Messrs. Ozyurek and Stachowiak also received a grant of 500 restricted stock units vesting in one installment upon their completion of one year of Board service pursuant to the Automatic Grant Program.
On the day of the Meeting, upon re-election to the Board, Mr. Kelly, Dr. Larson, Ms. Lawrence, and Mr. Ozyurek will each receive an option to purchase 2,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of the Meeting, and a grant of 500 restricted stock units pursuant to the terms of the Automatic Grant Program.

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CERTAIN ADDITIONAL INFORMATION
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Shares as of April 6, 2020 of (i) each person known to the Company to own beneficially 5% or more of the Common Shares, (ii) each nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table or for Common Shares held in brokerage accounts, which may from time to time, together with other securities held in those accounts, serve as collateral for margin loans made from such accounts, none of the shares reported as beneficially owned are currently pledged as security for any outstanding loan or indebtedness.

	Common Shares Owned Beneficially
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Directors and Named Executive Officers (1)
Ernest A. Bates, M.D. Chairman of the Board and Chief Executive Officer	592,205	10.4%
Daniel G. Kelly, Jr. (4)	39,260	0.7%
David A. Larson, M.D., PhD (5)	94,430	1.6%
Sandra A.J. Lawrence (6)	25,969	0.5%
S. Mert Ozyurek (7)	81,130	1.4%
Raymond C. Stachowiak (8)	908,737	15.7%
Ernest R. Bates (9) Vice President of Sales and Business Development	128,243	2.2%
Craig K. Tagawa (10) Senior Vice President, Chief Operating and Financial Officer	163,532	2.8%
All Current Directors & Executive Officers as a Group (8 people) (11)	2,033,506	32.7%
5% or More Shareholders: John F. Ruffle (12)	565,746	9.9%

(1)The address of each director and named executive officer listed herein is c/o American Shared Hospital Services, Two Embarcadero Center, Suite 410, San Francisco, California 94111.
(2)Each person directly or indirectly has sole voting and investment power with respect to the shares listed under this column as being owned by such person.
(3) The percentages are calculated based on a total of 5,687,811 shares of common stock issued and outstanding as of April 6, 2020. Shares that any person or group of persons is entitled to acquire upon the exercise of options or warrants within 60 days after April 6, 2020 are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person or group of persons but not for the purpose of computing the percent of the class owned by any other person.
(4) Includes 37,660 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020.
(5) Includes 88,023 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020.
(6) Includes 24,969 common shares issuable upon vesting of restricted stock units within 60 days of April 6, 2020.

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(7)  Includes 19,500 common shares issuable upon exercise of stock options within 60 days of April 6, 2020.
(8)  Includes (i) 1,000 shares directly held by Stachowiak, (ii) 57,000 shares held by RCS Investment Inc. (“RCS”); (ii) 760,559 shares held by Stachowiak Equity Fund LLC (“Equity Fund”); and (iii) 90,178 shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020. RCS is a wholly-owned subsidiary of Raymond C Stachowiak Revocable Trust dated November 19, 1998 (“Trust”) and Mr. Stachowiak is the sole trustee of Trust and has sole power to vote and dispose and direct the voting and disposition of shares held by RCS. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by RCS. In addition, the Trust is the managing member and holder of 60% equity interest of the Equity Fund, and as such the Trust has shared power to vote and dispose and to direct the voting and disposition of shares held by Equity Fund. Accordingly, Mr. Stachowiak may be deemed to be the beneficial owner of shares held by Equity Fund and Mr. Stachowiak hereby disclaims such beneficial ownership interest pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended. See “—Significant Events of 2020” below in “Compensation Discussion and Analysis” for a discussion of Mr. Stachowiak serving as our interim Chief Executive Officer and President and related equity awards effective as of May 4, 2020.
(9) Includes 112,500 common shares issuable upon exercise of stock options within 60 days of April 6, 2020.
(10) Includes 150,000 common shares issuable upon exercise of stock options within 60 days of April 6, 2020.
(11) Includes an aggregate of 523,330 common shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020.
(12) Includes 14,000 common shares issuable upon exercise of stock options within 60 days of April 6, 2020.

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PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our three senior executives (the “Named Executive Officers”) as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this proxy statement for a more detailed discussion of how our compensation programs further the Company’s objectives.
At this meeting, the shareholders will be asked to vote, on a non-binding, advisory basis, on the following resolution:
“RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation SK in the Compensation Discussion and Analysis, compensation tables and related narratives and other materials in this Proxy Statement.”
Our Board and Compensation Committee urge shareholders to endorse the compensation program for our executive officers by voting FOR the above resolution. The Board is committed to excellence in governance and recognizes that executive compensation is an important matter for our shareholders. The Board and the Compensation Committee believe that the Company’s executive officer compensation program, as described in the Compensation Discussion and Analysis and other related sections of this proxy statement, is reasonable and effective in aligning the interests of the executive officers with both the short and long-term interests of the Company’s shareholders. We believe that our executive compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder value while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. In particular, as described in detail in our “Compensation Discussion and Analysis” below, our program has the following features.

•In 2017, based on the advice of Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, the Board adopted a performance-based incentive plan that awarded restricted stock awards that vest solely on the basis of pre-determined, objective metrics over a performance period that began in 2017 and ended in March 2020. As discussed further below, certain of these awards were forfeited due to non-achievement of performance criteria.

•The Named Executive Officers own a significant number of shares and options to purchase shares of the Company’s common stock, and the directors and officers as a group own approximately 27% of the issued and outstanding shares (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020), which directly aligns their interests with that of the other shareholders.

•None of the Named Executive Officers has an employment agreement or a severance agreement.

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The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is advisory, which means that it is not binding on us, our Board or the Compensation Committee of our Board. However, the Compensation Committee and our Board value the views of our shareholders and expect to take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.
Unless the Board modifies its policy on holding advisory votes on the compensation of our Named Executive Officers, the next advisory vote will occur at the 2021 annual meeting of shareholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ABOVE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS OTHERWISE INSTRUCTED.

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COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to inform our shareholders of the policies and objectives underlying the 2019 compensation programs for our three named executive officers for 2019, who were our only executive officers during 2019:
•Dr. Ernest A. Bates, Chairman of our Board and our Chief Executive Officer;
•Craig K. Tagawa, our Chief Financial Officer and Chief Operating Officer; and
•Ernest R. Bates, our Vice President of Sales and Business Development.
The Compensation Committee of our Board administers the compensation program for our executive officers with the objective of providing a competitive compensation package. However, we also believe that the compensation paid to our executive officers should be substantially dependent on our financial performance and the value created for our shareholders. For this reason, as we explain in more detail below, the Compensation Committee instituted a performance-based incentive plan whose rewards will be based entirely on the attainment of objective goals that the Board has determined to be critical to our financial success.
Highlights of Our 2019 Executive Compensation Practices
•Independent Committee. Our Compensation Committee is comprised solely of independent directors.
•No Guaranteed Salary Increases or Bonuses. None of our executive officers is guaranteed salary increases or bonuses for any year, and our Compensation Committee did not increase base salaries or grant bonuses to the Named Executive Officers for the 2019 year
•Performance-Based Compensation. We maintain a long-term incentive program pursuant to which restricted stock awards were granted to each of our executive officers in 2017, subject to satisfaction of pre-determined, objective performance goals over a performance period beginning in 2017 and ending on March 31, 2020.
•No Special Cash Severance Provisions. None of our executive officers has an employment agreement or a severance agreement.
•Equity Ownership. The executive officers own a significant number of shares of the Company’s common stock, and the directors and officers as a group own approximately 27% (not including shares issuable upon exercise of stock options and vesting of restricted stock units within 60 days of April 6, 2020) of the issued and outstanding shares, which directly aligns their interests with that of the other shareholders.
•No Excise Tax Gross-ups. Our executive officers do not receive tax “gross-ups” in connection with severance or change-in-control arrangements or otherwise.

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•No Pension Plans. None of our executive officers participates in any pension arrangements, defined benefit retirement plans, or nonqualified deferred compensation plans. None of our executive officers has supplemental executive retirement benefits.
Compensation Philosophy for Executive Officers

We seek to provide compensation packages for our executive officers to achieve the following objectives:

•attract, retain, motivate and engage executives with superior leadership and management capabilities,
•provide an overall level of compensation to each executive officer which is externally competitive, internally equitable and performance-driven, and
•ensure that total compensation earned by our executive officers is reflective of our financial performance and aligned with the interests of our shareholders.
Elements of Compensation

In determining the appropriate level for each element of such compensation, the Compensation Committee reviews and evaluates the level of performance of the Company and the executive’s level of individual performance and potential to contribute to the Company’s future growth, and seeks to set compensation at a level that is both reasonable and equitable based on that assessment. We also take into account our shareholders’ opinions on our executive compensation programs when determining whether to make any changes to our programs year over year.
Advisory Vote on Executive Compensation. We conducted an advisory vote on executive compensation at our 2019 annual meeting of shareholders and will again conduct a vote in 2020. Approximately 91% of the votes cast on the advisory vote on executive compensation proposal at our 2019 annual meeting were in favor of our named executive officer compensation program as disclosed in the proxy statement. While this vote was not binding on the Company, our Board or our Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our Proxy statement. Based on the level of support at our 2019 annual meeting of shareholders, we determined that no changes to our compensation policies and programs were necessary in 2019. See “—Significant Events Occurring in 2020” below for a description of recent changes to our executive team and their compensation.
Base Salary. The Compensation Committee periodically reviews the base salary level of each executive officer. The base salaries for the executive officers are determined on the basis of their level of responsibility, experience and individual performance. No base salary increases were made for executive officers in 2019.

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Cash Incentive Compensation. The Compensation Committee believes that the significant interests which the executive officers have in our common stock provide them with a substantial incentive to contribute to our financial success and the attainment of our financial goals. Therefore, the Compensation Committee has not implemented annual cash incentive compensation programs for them. From time to time, the Compensation Committee has awarded cash bonuses and commissions in recognition of the individual performance of our executive officers. For fiscal 2017 through 2019, however, no cash bonuses or commissions were awarded by the Compensation Committee to the Company’s executive officers.
Equity Compensation. Our Incentive Compensation Plan provides us with flexibility in designing equity incentives and granting different types of equity awards. We believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees.

Despite the significance that equity awards play in our compensation packages, the Company is concerned about the dilutive effect of equity awards on our shareholders; accordingly, the Company is committed to using equity incentive awards prudently and within reasonable limits. As described below under the heading “Executive Equity Grants”, we last granted equity compensation to our executive officers in January 2017, when we awarded restricted stock awards which vested over a 3-year performance period that ended on March 31, 2020. As a result of our measured approach to the use of equity incentive awards, as of April 6, 2020, of the 1,630,000 shares of our common stock authorized for award under our Incentive Compensation Plan upon its approval in 2010, approximately 567,154 shares remained available for future award under the plan.
Executive Equity Grants. In 2017, the Compensation Committee approved a long-term incentive program as a result of the Compensation Committee’s review of our compensation practices, including a consideration of market data, the competitive nature of our program, and the form and structure for a potential incentive program. As part of its process, the Compensation Committee approved the use of a comparator group for purposes of reviewing the competitive nature of our compensation program, and engaged an independent compensation consultant, Meridian. As a result of its review, the Compensation Committee approved a long-term incentive program with the following primary objectives:
•Motivate improved performance through performance-vesting requirements.
•Create stronger alignment with shareholders through the use of a share-based vehicle.
•Retain key executives while focusing them on objective goals established by the Board to drive earnings growth.
The Compensation Committee granted restricted stock awards to our executive officers effective in January 2017, which would vest only upon the attainment of objective, pre-determined performance goals relating to sales, earnings per share and market capitalization over the performance period beginning in 2017 and ending on March 31, 2020.

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The Compensation Committee believed that this mixture of factors would be effective because it combined the following incentives: (i) focusing our executive officers’ efforts on revenue initiatives that we believed would lead to future growth of our company, (ii) relating a portion of executive officer compensation to earnings per share, which the Compensation Committee believed will be another component of future growth, and (iii) tying executive officer compensation more directly to shareholder interests by having a portion tied to market capitalization. The performance-based restricted stock goal related to earnings per share was attained in 2017 and Dr. Bates, Mr. Tagawa and Mr. Bates had 13,235, 11,765 and 7,353 restricted stock awards, respectively, vest, representing 20% of the total award. The remaining performance goals, which represent 80% of the award, were not met as of March 31, 2020 and thus the remaining 80% of the shares of restricted stock were forfeited as of such date.
The Compensation Committee has previously determined that stock options are a less effective tool to motivate superior performance than performance-based restricted stock tied to the achievement of metrics designed to drive growth and lead to improvements in the value of the Company’s common stock. Accordingly, no stock options were granted to the executive officers in 2019.
Timing of Equity Awards. The Compensation Committee does not engage in any market timing of the equity awards made to the executive officers or other award recipients. There is no established practice of timing our awards in advance of the release of favorable financial results or adjusting the award date in connection with the release of unfavorable financial developments affecting our business. All stock option grants issued under our Incentive Compensation Plan have an exercise price per share no less than the fair market value per share on the grant date.
Health and Retirement Programs. Our executive officers are eligible to participate in our 401(k) plan and our flexible benefit plan on the same basis as all other regular U.S. employees.
Executive Officer Perquisites and Other Programs. It is not our practice to provide our executive officers with any meaningful perquisites. We have not implemented any pension arrangements, defined benefit retirement arrangements, non-qualified deferred compensation programs or any supplemental executive retirement plans for our executive officers.
Employment Agreements. None of the executive officers has an employment or severance agreement.
Compensation Committee Processes

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The Compensation Committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the Compensation Committee.

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The Compensation Committee previously engaged Meridian Compensation Partners, LLC (“Meridian”) to assist it in connection with its review, analysis, and determinations with respect to the compensation of our executive officers. Because the incentive plan designed with the assistance of Meridian covers the period from 2017 to March 31, 2020, and because there were no other adjustments to executive compensation in 2019, the Compensation Committee did not engage Meridian or any other compensation consultant during 2019. See “Significant Events of 2020” below for a discussion of our engagement with Meridian in 2020.
The Compensation Committee may engage a compensation consultant or hire additional advisors at any time. All decisions regarding the compensation of our executive officers, however, are made by the Compensation Committee.
Use of Competitive Compensation Data.

We do not believe that it is appropriate to make compensation decisions, whether regarding base salaries or annual or long-term incentive compensation, upon any type of benchmarking to a peer or other representative group of companies. Instead, the Compensation Committee believes that information regarding the compensation practices at other companies are useful as a reference point for its compensation decisions.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent such compensation exceeds $1.0 million per covered officer in any year. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), this limitation applied only to compensation that is not considered to be performance-based under the terms of Code Section 162(m), and our Incentive Compensation Plan was structured with the objective of providing the Company with the opportunity to qualify one or more awards under the plan (including the performance-based restricted stock awards granted in 2017) as performance-based compensation for purposes of Code Section 162(m). The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017. Regardless, we believe that in establishing the cash and equity incentive compensation programs for our executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more executive officers with the opportunity to earn incentive compensation that is not deductible.
Significant Events Occurring in 2020

Effective May 4, 2020 Dr. Bates will retire as the Company’s President and Chief Executive Officer, and will serve the Company as Executive Chairman of the Board through December 31, 2020. In this role, Dr. Bates will earn a reduced cash salary of $12,500 per month.

Effective May 4, 2020 Mr. Stachowiak will serve as Interim President and Chief Executive Officer of the Company until his successor is appointed. He will earn a monthly cash salary of $12,500. In addition, Mr. Stachowiak will be granted restricted stock units covering 50,000 of the Company’s common shares that will vest in full upon the earlier of August 3, 2020, and the appointment of his successor. In the event he continues to serve as the Company’s Interim President and Chief Executive Officer after August 3, 2020, Mr. Stachowiak will be granted additional restricted stock units for 10,000 of the Company’s common shares, which will vest in full at the end of each 30-day period after August 3, 2020.

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Despite the fact that we are dividing Dr. Bates’ current authority into two separate officer-level positions, the significant reduction in Dr. Bates’ salary over his expected service as Executive Chairman through the end of 2020 exceeds the costs of employing Mr. Stachowiak for his expected service as Interim President and Chief Executive Officer over the three months beginning May 4, 2020. .
The Compensation Committee has retained the advice of Meridian in 2020 to act as an independent compensation consultant in connection with, designing compensation arrangements with Dr. Bates and Mr. Stachowiak in connection with their executive transition and the evaluation of the competitiveness of the Company’s compensation against an updated peer group. The Compensation Committee plans to further engage Meridian in connection with the retention of a successor Chief Executive Officer and the creation of a new incentive plan.

In addition to our advisory vote on executive compensation, we are committed to ongoing engagement with our shareholders on executive compensation and corporate governance issues.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on its review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2019 Annual Report on Form 10-K.

The Compensation Committee Daniel G. Kelly, Jr. (Chair)
Sandra A.J. Lawrence

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Summary Compensation Table
The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 2019 and December 31, 2018 by the Company’s Chief Executive Officer, Chief Operating and Financial Officer, and Vice President of Sales and Business Development. No other individuals who would have been includable in such table on the basis of total compensation for fiscal 2019 but for the fact that they were no longer serving as executive officers at the end of fiscal 2019 are required to be included. The listed individuals are herein referred to as the “named executive officers.”

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards	All Other Compensation (2)	Total
Ernest A. Bates, M.D., Chairman of the Board and Chief Executive Officer	2019 2018	$434,304 $434,304	-- --	-- --	-- --	$17,520 $17,592	$451,824 $451,896
Craig K. Tagawa, Chief Operating Officer and Chief Financial Officer	2019 2018	$325,000 $325,000	-- --	-- --	-- --	$23,100 $15,100	$348,100
Ernest R. Bates, Vice President of Sales and Business Development	2019 2018	$250,000 $250,000	-- --	-- --	-- --	$20,010 $18,918	$270,010 $268,918

(1)Includes amounts deferred under the Company’s Retirement Plan for Employees of American Shared Hospital Services, a qualified plan under section 401(k) of the Internal Revenue Code.
(2)The amounts shown under All Other Compensation include matching contributions under the Company’s 401(k) plan, automobile and parking allowance, and premiums paid by the Company for long term disability coverage.

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information concerning outstanding equity awards held by the named executive officers as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested(#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)(3)

Ernest A. Bates, M.D.	0	0	-	-	52,942	$129,178
Craig K. Tagawa	150,000	0	$2.820	12/29/21	47,059	$114,824
Ernest R. Bates	112,500	0	$2.820	12/29/21	29,412	$ 71,765

(1) The options vest in five equal annual installments over the five year period measured from their issue date, provided each employee continues to provide services to the Company through each applicable vesting date. None of the options authorized under these awards had been exercised as of December 31, 2019.

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(2) The performance-based restricted stock were subject to vesting as of December 31, 2019 dependent on achievement of pre-determined, objective goals relating to sales and market capitalization. The performance period for these awards ended March 31, 2020, and our Compensation Committee determined that, based on performance through the end of such period, none of the shares reported in this column were earned.
(3) The market value is based on the $2.44 closing price per share of our common stock on December 31, 2019.

Payments Upon Termination or Change in Control

Under our Incentive Compensation Plan, in the event a change in control occurs, each outstanding equity award will automatically accelerate in full, unless that award is assumed or replaced by the successor corporation or otherwise continued in effect.
The plan administrator has the discretion to structure one or more equity awards under the Incentive Compensation Plan so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program. The performance-based restricted stock awards granted to the named executive officers in January 2017 provided for accelerated vesting upon a change of control. Such awards were forfeited on March 31, 2020 when the sales, earnings per share and market capitalization milestones for such awards were not met.
Shares Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2019 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance
Equity compensation plans approved by security holders (1)	829,927 (2)	$2.67 (3)	420,275 (4)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	829,927		420,275

(1) Consists of our Incentive Compensation Plan.
(2) Includes 264,052 shares of our common stock subject to restricted stock unit awards granted under the Incentive Compensation Plan, including awards with respect to deferred director retention fees, that will entitle each holder to one share of our common stock for each such unit that vests over the holder’s period of continued service Also includes 440,500 shares of our common stock subject to option awards granted under the Incentive Compensation Plan. No shares are included here with respect to shares issued in connection with restricted stock awards that remained subject to vesting conditions as of December 31, 2019 as these shares were already issued and outstanding at that time.

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(3) Calculated without taking into account 264,052 shares of common stock subject to outstanding restricted stock unit awards that will become issuable, as those units vest, without any cash consideration or other payment required for such shares.
(4) Shares reserved for issuance under the Incentive Compensation Plan may be issued upon the exercise of stock options or stock appreciation rights, through direct stock issuances or pursuant to restricted stock units or other stock based awards that vest upon the attainment of prescribed performance milestones or the completion of designated service periods.

Delinquent Section 16(a) Reports

Although the obligation to file reports under Section 16(a) of the Exchange Act rests solely with the insiders, and not the issuer, given the complexity of the reporting forms, the need to be familiar with the Securities and Exchange Commission’s EDGAR system, and the urgency imposed by the two-day deadline for filing Forms 4, the Company has adopted an issuer compliance program pursuant to which the Company assists insiders to prepare and file reports on directors’ and officers’ behalf, in order to facilitate accurate and timely filing. Despite the good faith reliance of the directors on the Company’s compliance program, several Form 4 reports were not timely filed. Based upon a review of Section 16(a) reports filed under the Exchange Act and received by the Company on or after January 1, 2019, the Company believes that during fiscal 2019, directors, officers and 10% shareholders of the Company filed all required reports within the periods established by Section 16 of the Exchange Act, except that the following Forms 4 were filed late due to administrative errors: (i) Mr. Daniel Kelly filed one late Form 4 in August 2019 reporting two transactions and one late Form 4 in March 2020 reporting one transaction; (ii) Mr. David Larson filed one late Form 4 in August 2019 reporting two transactions and one late Form 4 in March 2020 reporting one transaction; (iii) Ms. Sandra Lawrence filed one late Form 4 in August 2019 reporting two transactions and one late Form 4 in March 2020 reporting one transaction; (iv) Mr. Ray Stachowiak filed one late Form 4 in August 2019 reporting two transactions and one late Form 4 in March 2020 reporting one transaction; and (v) Mr. S. Mert Ozyurek filed one late Form 4 in August 2019 reporting two transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the charter of the Audit Committee. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated.

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PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 have been audited by Moss Adams LLP. The Audit Committee has appointed Moss Adams LLP to be the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020, subject to shareholder ratification at the Meeting.
Representatives of Moss Adams LLP are expected to be present at the Meeting to respond to appropriate questions and will be given an opportunity to make a statement, if they so desire.
The aggregate fees billed by Moss Adams LLP and their respective affiliates for professional services performed for 2019 and 2018 are as follows:

	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees (4)	Total Fees
2019	$286,000	$6,000	$135,000	$0	$427,000
2018	$239,000	$0	$130,000	$0	$369,000

(1) Audit Fees: Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements and review of interim condensed consolidated financial statements included in our quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements.
(2) Audit-Related Fees: Audit-related fees are generally related to accounting advice, review of SEC comment letters, and other compliance issues.
(3) Tax Fees: Consists of tax compliance and preparation and other tax services.
(4) All Other Fees: Consists of fees for all other services other than those reported above.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services performed by the Company’s independent registered public accounting firm in order to assure that the provision of such services and related fees do not impair the independent registered public accounting firm’s independence. The independent registered public accounting firm must provide the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the applicable calendar year and the proposed fees for such audit services. If agreed to by the Audit Committee, the engagement letter will be formally accepted by the Audit Committee as evidenced by the execution of the engagement letter by the Chair of the Audit Committee. The Audit Committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters. The Audit Committee may grant pre-approval for those permissible non-audit services that it believes are services that would not impair the independence of the independent registered public accounting firm. The Audit Committee may not grant approval for any services categorized as “Prohibited Non-Audit Services” by the SEC. Certain non-audit services have been pre-approved by the Audit Committee, and all other non-audit services must be separately approved by the Audit Committee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.
PROPERLY EXECUTED PROXIES RETURNED TO THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020 UNLESS OTHERWISE INSTRUCTED.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended except to the extent the Company specifically incorporates the Report by reference therein.
The Audit Committee of the Board consists of three directors, all of whom are ‘independent’ as defined in the listing standards of the NYSE American and Exchange Act Rules. As discussed elsewhere in this proxy statement, Mr. Stachowiak will step down and Mr. Ozyurek will join the Audit Committee effective as of May 4, 2020. The primary purposes of the Audit Committee are to review the financial reporting and internal controls of the Company, to appoint an independent registered public accounting firm, to review the reports of such auditors, and to review periodically the Audit Committee charter. During 2019, the Audit Committee held four meetings. Ms. Lawrence is Chair of the Audit Committee.

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The Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the financial statements of the Company for the fiscal year ended December 31, 2019. The topics of these discussions included the quality of the Company’s internal controls, the audit plans, audit scope and identification of audit risks. In addition, representatives from the independent registered public accounting firm attend the Audit Committee meetings, and the Committee received assurances that the independent registered public accounting firm reviewed and discussed with management the interim financial reports prior to each quarterly earnings announcement.
The Company’s independent registered public accounting firm provided a formal written statement that described all relationships between the auditors and the Company with respect to the auditors’ independence within the meaning of the federal securities laws administered by the Securities and Exchange Commission, and the Audit Committee satisfied itself as to the public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm all matters required to be discussed by Auditing Standard No. 16 or any successor standard, as amended, “Communications with Audit Committees” and, with and without the presence of management, reviewed and discussed the results of the independent registered public accounting firm’s examination of the Company’s financial statements. Management, being responsible for the Company’s financial statements, represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for the examination of those statements.
Based on the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review as described previously, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board:
Sandra A.J. Lawrence (Chair)
Daniel G. Kelly, Jr.
Raymond C. Stachowiak

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SHAREHOLDER PROPOSALS
Shareholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must submit the proposal to the Company no later than January 16, 2021. Under the Company’s Amended and Restated Bylaws, in order for a shareholder proposal that is not included in the Company’s proxy materials to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting, or, if less than 70 days’ notice of the date of such meeting has been given to shareholders, then not later than the close of business on the tenth day following the earlier of the first public disclosure of the meeting date and the mailing of the Company’s notice. A shareholder’s notice should provide a list of each proposal and a brief description of the business to be brought before the meeting; the name and address of the shareholder proposing such business; the number of shares held by the shareholder; any material interest of the shareholder in the business; and other requirements set forth in the Company’s Amended and Restated Bylaws.
ANNUAL REPORT
The Company’s 2019 Annual Report, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this proxy statement.

By Order of the Board

Willie R. Barnes
Corporate Secretary

Dated: April 29, 2020
San Francisco, California

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        AMERICAN SHARED HOSPITAL SERVICES

        For the Annual Meeting of Shareholders to be held on June 26, 2020

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY NOMINATE(S), CONSTITUTE(S) AND APPOINT(S) ERNEST A. BATES, M.D. AND CRAIG K. TAGAWA, AND EACH OF THEM, ATTORNEYS, AGENTS, AND PROXIES OF THE UNDERSIGNED, WITH FULL POWERS OF SUBSTITUTION TO EACH, TO ATTEND AND TO ACT AS PROXY OR PROXIES OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF AMERICAN SHARED HOSPITAL SERVICES TO BE HELD ON FRIDAY, JUNE 26, 2020 AT 9:00 AM PACIFIC DAYLIGHT TIME AT HYATT REGENCY SAN FRANCISCO, FIVE EMBARCADERO CENTER, SAN FRANCISCO, CA 94111, OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF, AND TO VOTE AS SPECIFIED HEREIN THE NUMBER OF SHARES THAT THE UNDERSIGNED, IF PERSONALLY PRESENT, WOULD BE ENTITLED TO VOTE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE six PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS, “FOR” the non-binding advisory vote on the compensation of our named executive officers, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2020. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED, “FOR” THE ELECTION OF THE PERSONS NOMINATED ON THE REVERSE SIDE, “FOR” the non-binding advisory vote on the compensation of our named executive officers, “AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER MATTERS THAT WILL COME BEFORE THE ANNUAL MEETING, OTHER THAN THOSE DESCRIBED IN THIS PROXY. HOWEVER, IF SUCH MATTERS ARE PRESENTED, THE NAMED PROXIES WILL, IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, VOTE SUCH PROXIES IN ACCORDANCE WITH THE JUDGMENT OF SUCH NAMED PROXIES WITH RESPECT TO ANY SUCH OTHER MATTER PROPERLY COMING BEFORE THE MEETING. THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT IN WRITING REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE. THIS PROXY ALSO MAY BE REVOKED BY ATTENDANCE AT THE MEETING AND ELECTION TO VOTE IN PERSON.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 26, 2020: a copy of our proxy statement, annual report and proxy card is available at http://www.ASHS.com.

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        (continued, and to be signed on the other side)

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[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

        This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders and all other matters coming before the meeting. If no direction is made, this proxy will be voted FOR the election of directors recommended herein, FOR Proposal No. 2, and FOR Proposal No. 3.

        The Board of Directors recommends a vote FOR election of the directors nominated herein, FOR the non-binding advisory vote on the compensation of our named executive officers, and FOR the ratification of the appointment of the independent registered public accounting firm.

1. ELECTION OF DIRECTORS. To elect six persons named below to the Board of Directors to serve until the 2020 Annual Meeting of Shareholders and until their successors have elected and qualified.

NOMINEES:
Ernest A. Bates, M.D.
Daniel G. Kelly, Jr.
David A. Larson, M.D., PhD
Sandra A.J. Lawrence
S. Mert Ozyurek
Raymond C. Stachowiak

        [ ] FOR all nominees

        [ ] WITHHOLD all nominees.

        [ ] For all nominees except the following nominee(s)(write the nominee's name(s) in the space below):

        ______________________

2. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, on an advisory basis, the compensation of our named executive officers.

        [ ] FOR [ ] AGAINST [ ] ABSTAIN

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3. RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

        [ ] FOR [ ] AGAINST [ ] ABSTAIN

        The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying such Notice.

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE.

I plan to attend the meeting in person [ ]

Signature_____________________Date_____________________

Signature_____________________Date_____________________
         Signature, if held jointly

NOTE: Please date this proxy and sign as your name(s) appear(s) on this document. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.

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